Exhibit 10.2

PROMISSORY NOTE

US $100,000	March 27, 2008

FOR VALUE RECEIVED, the undersigned, XA, Inc. ("Maker"), hereby promises to pay to the order of Sands Brothers Venture Capital III, LLC ("Payee"), the principal sum of One Hundred Thousand Dollars ($100,000), in lawful money in United States of America, which shall be legal tender, bearing interest and payable as provided herein.  This Note is entered into in connection with and shall be subject to the terms and conditions of the Revolving Line of Credit Agreement, entered into between the Maker and the Payee on or around February 29, 2008 (the “Line of Credit”).  The Maker and Payee agree that this Note evidences the second Advance (the “Second Advance”) to the Maker by the Payee under the Line of Credit and that the first Advance in the amount of $100,000 was made on February 29, 2008 (the “First Advance”).  The Maker and the Payee agree that the First Advance is still outstanding and that no payments have been made by the Maker to the Payee in connection with the First Advance to date.  The Maker and the Payee agree that this Second Advance has exhausted the funding the Payee has agreed to provide pursuant to the Line of Credit.

1.
Interest on the unpaid balance of this Note shall bear interest at the rate of Twelve Percent (12%) per annum, which interest shall accrue from the effective date until the Maturity Date (as defined below), unless prepaid prior to such Maturity Date. All past-due principal and interest (which failure to pay such amounts shall be defined herein as an “Acceleration Event”) shall bear interest at the rate of fifteen percent (15%) per annum until paid in full.  Interest will be computed on the basis of a 360-day year.

2.	The principal amount of this Note shall be due and payable on June 29, 2008 (the “Maturity Date”).

3.
This Note may be prepaid in whole or in part, at any time and from time to time, without premium or penalty.  If any amount of this Note is not paid when due under this Note, or otherwise cured as provided in the Line of Credit, or if any Acceleration Event as defined under the Line of Credit shall occur, such event shall be an Acceleration Event under this Note.  Upon an Acceleration Event, the Payee shall have the right to provide for the entire amount of unpaid principal and interest on this Note to be immediately due and payable, by providing the Maker fifteen (15) days prior written notice of Payee’s desire to make the entire outstanding amount of principal and interest due on this Note immediately payable, which Note shall then be payable by the Maker after the expiration of the fifteenth (15th) day following the receipt of such notice by the Maker (an “Event of Default”).

Revolving Line of Credit - Promissory Note
Second Advance
XA, Inc.

4.
If any payment of principal or interest on this Note shall become due on a Saturday, Sunday or any other day on which national banks are not open for business, such payment shall be made on the next succeeding business day. This Note shall be binding upon and inure to the benefit of the Payee named herein and Payee’s respective successors and assigns.  Each holder of this Note, by accepting the same, agrees to and shall be bound by all of the provisions of this Note.  Payee may assign this Note or any of its rights, interests or obligations to this Note without the prior written approval of Maker.

5.
No provision of this Note shall alter or impair the obligation of Maker to pay the principal of and interest on this Note at the times, places and rates, and in the coin or currency, herein prescribed.

6.
The Maker will do or cause to be done all things reasonably necessary to preserve and keep in full force and affect its corporate existence, rights and franchises and comply with all laws applicable to the Maker, except where the failure to comply could not reasonably be expected to have a material adverse effect on the Maker. Failure to comply with this provision shall constitute an Event of Default. Notwithstanding anything to the contrary in this Note or any other agreement entered into in connection herewith, whether now existing or hereafter arising and whether written or oral, it is agreed that the aggregate of all interest and any other charges constituting interest, or adjudicated as constituting interest, and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction, shall under no circumstances exceed the Maximum Rate (as defined below).

7.
In the event the maturity of this Note is accelerated by reason of an Event of Default under this Note, any other agreement entered into in connection herewith or therewith, or by voluntary prepayment by Maker or otherwise, then earned interest may never include more than the Maximum Rate allowable by law, computed from the dates of each advance of the loan proceeds outstanding until payment.  If from any circumstance any holder of this Note shall ever receive interest or any other charges constituting interest, or adjudicated as constituting interest, the amount, if any, which would exceed the Maximum Rate shall be applied to the reduction of the principal amount owing on this Note, and not to the payment of interest; or if such excessive interest exceeds the unpaid balance of principal hereof, the amount of such excessive interest that exceeds the unpaid balance of principal hereof shall be refunded to Maker.  In determining whether or not the interest paid or payable exceeds the Maximum Rate, to the extent permitted by applicable law (i) any nonprincipal payment shall be characterized as an expense, fee or premium rather than as interest; and (ii) all interest at any time contracted for, charged, received or preserved in connection herewith shall be amortized, prorated, allocated and spread in equal parts during the period of the full stated term of this Note.  The term "Maximum Rate" shall mean the maximum rate of interest allowed by applicable federal or state law.

Revolving Line of Credit - Promissory Note
Second Advance
XA, Inc.

8.
Except as provided herein, Maker and any sureties, guarantors and endorsers of this Note jointly and severally waive demand, presentment, notice of nonpayment or dishonor, notice of intent to accelerate, notice of acceleration, diligence in collecting, grace, notice and protest, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, without prejudice to the holder.  The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to grant any other indulgences or forbearance whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.  If any efforts are made to collect or enforce this Note or any installment due hereunder, the undersigned agrees to pay all collection costs and fees, including reasonable attorney's fees.

9.
A copy of this Promissory Note signed by one party and faxed to another party shall be deemed to have been executed and delivered by the signing party as though an original.  A photocopy of this Promissory Note shall be effective as an original for all purposes.

10.
This Note shall be governed by and construed exclusively in accordance with the laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this instrument or the consummation of the transactions contemplated hereby, shall be brought solely in a federal or state court located in the Southern District of New York. By its execution hereof, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agrees that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York City. The parties hereto waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable and documented counsel fees and disbursements in an amount judicially determined.

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Revolving Line of Credit - Promissory
Note Second Advance
XA, Inc.

IN WITNESS WHEREOF, Maker has duly executed this Note as of the day and year first written above.

XA, Inc.

/s/ Joseph Wagner
Joseph Wagner
Chief Executive Officer

Revolving Line of Credit - Promissory Note
Second Advance
XA, Inc.